Exhibit 10.1

Execution Version

AMENDMENT NO. 2 TO EQUITY SUPPORT AGREEMENT

This AMENDMENT NO. 2 TO THE EQUITY SUPPORT AGREEMENT (this “Amendment”) is entered into as of December 27, 2022, by and between TH International Limited, a Cayman Islands exempted company (the “Issuer”), and Shaolin Capital Partners Master Fund Ltd, MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC, DS Liquid DIV RVA SCM LLC, and Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC (each individually, a “Subscriber” and collectively, the “Subscribers”). Capitalized terms used but not defined herein shall have the meanings ascribed to them under the Agreement (as defined below).

WHEREAS, Shaolin Capital Management LLC and the Issuer entered into that certain Equity Support Agreement, dated March 8, 2022 (the “Equity Support Agreement”).

WHEREAS, Shaolin Capital Management LLC assigned all of its rights and obligations under the Equity Support Agreement to the Subscribers on May 25, 2022, pursuant to Section 14(e) of the Equity Support Agreement.

WHEREAS, the Subscribers and the Issuer entered into that certain Amendment No. 1 to the Equity Support Agreement on July 28, 2022. The term “Agreement” in this Amendment means the Equity Support Agreement, as assigned on May 25, 2022 and as amended as of July 28, 2022, as described above.

WHEREAS, the parties hereto understand that the Issuer intends to issue a press release and/or furnish to the SEC a current report on Form 6-K stating the material terms of this Amendment on or before 9:00 a.m. Eastern Standard Time on December 28, 2022, if the Issuer is advised by its legal counsel that such press release and/or Form 6-K is necessary.

WHEREAS, the Issuer (i) acknowledges that (a) if it does not issue a press release and/or furnish to the SEC a current report on Form 6-K stating the material terms of this Amendment on or before 9:00 a.m. Eastern Standard Time on December 28, 2022, it shall confirm to the Subscribers that it represents and warrants that, to its knowledge, the Subscribers are not in possession of material, non-public information relating to the Issuer and its securities no later than 9.00 a.m. Eastern Standard Time on December 28, 2022; and (b) the Subscribers are not subject to a non-disclosure agreement with the Issuer; and (ii) consents to the Subscribers issuing a press release stating the material terms of this Amendment.

WHEREAS, the parties hereto wish to amend the Agreement as set out below:

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Amendment to the Agreement.

1.1	Amendment to the definition of “First Reference Price Commencement Date”.

The text ““First Reference Price Commencement Date” shall mean the 85th calendar day immediately following the date of the Closing (as defined in the Transaction Agreement.” is deleted in its entirety and replaced with:

““First Reference Price Commencement Date” shall mean December 29, 2022, if such date is a VWAP Trading Day, or the next immediate VWAP Trading Day following December 29, 2022, if December 29, 2022 is not a VWAP Trading Day.”

1.2	Amendment to the definition of “Reference Period”.

The text below is deleted in its entirety:

“Any Reference Period (other than an Accelerated Reference Period) shall be extended by no more than six (6) VWAP Trading Days a maximum of one (1) time in any Reference Period, as determined by the Calculation Agent, if (a) across such Reference Period the aggregate volume of Issuer Ordinary Shares is fewer than 2,500,000 in total, as determined by the Calculation Agent by reference to the Bloomberg Page “SLCR US <equity> HP”, it being understood that immediately following the Transaction Closing, such page is expected to be replaced with “THCH US <equity> HP” (or its equivalent successor if such page is not available) and (b) the Issuer has fulfilled its obligations in Section 7. For the avoidance of doubt, the maximum length of any Reference Period, following an extension pursuant to the provisions in the immediately prior sentence, shall never be greater than thirty-one (31) VWAP Trading Days, and during such extension, the provisions of Section 7 shall remain in force.”

1.3	Amendment to the definition of “First Reference Period”.

The number “25” in the definition of “First Reference Period” is replaced with the number “27”.

1.4	Amendment to the definition of “Second Reference Period”.

The number “25” in the definition of “Second Reference Period” is replaced with the number “30”.

1.5	Amendment to the definition of “Third Reference Period”.

The number “25” in the definition of “Third Reference Period” is replaced with the number “30”.

1.6	Amendment to Section 13.

The text “For purposes of the preceding Section 13,” that is after the word “Definitions: ” in Section 13 is replaced with “For the purposes of this Equity Support Agreement”.

1.7	Amendment to Section 17.

The text “(in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification)” in Section 17 is deleted in its entirety.

2.	Miscellaneous.

2.1   Representations and Warranties. Each party hereto hereby represents and warrants to each other party that:

(a)   It has the power (corporate or otherwise) and authority to enter into, deliver and perform its obligations under this Amendment. The execution, delivery and performance by it of this Amendment have been duly authorized and (1) will not conflict with or result in a breach or violation of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound, or (ii) any law, statute, or any judgment, order, rule or regulation of any court or other tribunal or of any governmental agency or body, domestic or foreign, having jurisdiction over it, and (2) will not violate any provisions of its organizational documents.

(b)   Assuming that this Amendment constitutes the valid and binding agreement of each other party, this Amendment constitutes the legal, valid and binding agreement of such party, enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

2.2   Representations and Warranties of the Issuer. The Issuer hereby repeats the representations and warranties contained in Section 5(a), 5(e), 5(g), 5(l), 5(m), 5(n) and 5(q) of the Agreement as if such representations and warranties were made as of the date hereof.

2.3   Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto. Except as provided hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement, the Pledge Agreement and the Control Agreement shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The provisions set forth herein shall be limited as provided for herein, and shall not be deemed to be a waiver of, amendment to, consent to or modification of any other term or provision of the Agreement, the Pledge Agreement or the Control Agreement or of any event, condition or transaction on the part of the Issuer or any other person that would require the consent of the Subscribers. The execution, delivery and effectiveness of this Amendment shall not, by implication or otherwise, limit, impair, waive or otherwise affect any right, power or remedy of any Subscriber under the Agreement, the Pledge Agreement or the Control Agreement. Each party hereto acknowledges and agrees that the execution and delivery by the Subscribers of this Amendment shall not be deemed (i) to create a course of dealing or otherwise obligate any Subscriber to forbear, waive, consent or execute similar amendments, agreements or waivers in the future, or (ii) to amend, relinquish or impair any right of the matter arising from or relating to this Amendment.

2.4   Counterparts; Headings; Jurisdiction and Governing Law; and Waiver of Jury Trial. The provisions of Sections 14(m), (n), (o), (p), (q) and (r) of the Agreement shall apply mutatis mutandis to this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Subscriber has executed or caused this Amendment to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber: Shaolin Capital Partners Master Fund Ltd	State/Country of Formation or Domicile: Cayman Islands

By:	Shaolin Capital Management LLC, its investment manager

Date: December 27, 2022

	By:	/s/ David Puritz

	Name:	David Puritz

	Title:	Chief Investment Officer

Name of Subscriber: MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC	State/Country of Formation or Domicile: Cayman Islands

By:	Shaolin Capital Management LLC, its advisor

Date: December 27, 2022

	By:	/s/ David Puritz

	Name:	David Puritz

	Title:	Chief Investment Officer

Name of Subscriber: DS Liquid DIV RVA SCM LLC	State/Country of Formation or Domicile: Delaware, USA

By	FRM Investment Management (USA) LLC, its manager

Date: December 27, 2022

	By:	/s/ Lisa Munoz

	Name:	Lisa Munoz

	Title:	Assistant Secretary

Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC	State/Country of Formation or Domicile: Cayman Islands

By:	Shaolin Capital Management LLC, its advisor

Date: December 27, 2022

	By:	/s/ David Puritz

	Name:	David Puritz

	Title:	Chief Investment Officer

IN WITNESS WHEREOF, the Issuer has accepted this Amendment as of the date set forth below.

TH INTERNATIONAL LIMITED		State/Country of Formation or Domicile: Cayman Islands

By:	/s/ Paul Hong	Date: December 27, 2022

Name:	Paul Hong

Title:	Director

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